EXHIBIT 99.1
                                                                    ------------



[EPICEPT CORPORATION LOGO]

CONTACTS
EPICEPT CORPORATION                               FOR INVESTORS:
      Robert W. Cook                              LIPPERT/HEILSHORN & ASSOCIATES
(914) 606-3500                                    Kim Sutton Golodetz
rcook@epicept.com (212) 838-3777                  kgolodetz@lhai.com, or
                                                  Bruce Voss
FOR MEDIA:                                        (310) 691-7100
FEINSTEIN KEAN HEALTHCARE                         bvoss@lhai.com
Greg Kelley
(617) 577-8110
gregory.kelley@fkhealth.com


                       EPICEPT REPORTS FIRST QUARTER 2007
                         OPERATING AND FINANCIAL RESULTS

                 KEY ADVANCEMENTS IN ONCOLOGY AND PAIN PROGRAMS

TARRYTOWN, N.Y. - (MAY 11, 2007) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) today announced operating and financial results for the three months ended March 31, 2007. For the first quarter of 2007, EpiCept reported a net loss attributable to common stockholders of $7.7 million, or $0.24 per share, compared with a net loss attributable to common stockholders of $56.6 million, or $2.59 per share, for the first quarter of 2006. As of March 31, 2007, EpiCept's cash and cash equivalents totaled $6.6 million, and shares outstanding were 32,401,252.

"Since the beginning of the year, we have made significant progress in key areas of our business, further strengthening our company and advancing on the promise of our oncology therapies and our pain management programs," stated Jack Talley, President and Chief Executive Officer. "Our announcements in April that we reached our goal of initiating two Phase IIb trials for NP-1, our topical prescription analgesic for the long-term relief from the pain of peripheral neuropathies, and the unveiling of new and positive mechanistic data for NP-1 at the Annual Scientific Meeting of the American Pain Society, were of particular importance."

Mr. Talley continued, "During the first quarter and subsequent weeks we also announced a number of important advancements for our cancer program. In early March we announced that the marketing authorization application that we submitted to the EMEA for Ceplene(TM), our lead oncology product candidate, is moving forward according to our anticipated timeline. In addition our partner Myriad Genetics recently presented important findings at the American Association of Cancer Research showing the potential of Azixa(TM) to act as a vascular disruption agent in addition to its abilities to induce apoptosis. These findings not only support Azixa's strong anti-tumor effects, but provide further validation of EpiCept's Anti-Cancer Screening Apoptosis Program (ASAP) technology, from which a number of compounds are in various stages of investigation."

Mr. Talley concluded, "Along with these clinical and scientific achievements, we also appointed a new Chief Medical Officer, Dr. Stephane Allard, an industry veteran with a successful track record in clinical development, to lead our pain and cancer programs. We plan to build from the momentum of these key milestones in 2007 and beyond."

EpiCept today provided an update on recent progress with several of its key product candidates:

>> Ceplene(TM) - a registration-stage compound for the treatment of Acute Myeloid Leukemia (AML), the most common type of leukemia in adults, currently undergoing regulatory review by the European Medicines Agency for the Evaluation of Medicinal Products (EMEA). During a March 1, 2007 oncology program update conference call, EpiCept reported that the application review is proceeding according to expectations. Notably, the Company reported that the EMEA has accepted the primary endpoint of an improvement in disease-free survival, in the Company's case leukemia-free survival, as the basis upon which to approve a candidate drug. EpiCept is preparing its responses to the "Day 120" list of questions from the EMEA and expects to meet with regulators in the second quarter of 2007 to gain additional insights in preparation for these responses.

>> EpiCept NP-1 - a prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S. Two Phase IIb trials for NP-1 are underway, the first in diabetic peripheral neuropathy (DPN) and the second in peripheral herpetic neuropathy (PHN). The Company expects to share preliminary results from the first trial by the fourth quarter of 2007.

>> EPC2407 - a vascular disruption agent (VDA) that also has potent direct apoptotic activity on cancer cells. The third cohort of patients with advanced cancer in an ongoing Phase I study is currently receiving EPC2407. In the cycles of treatment given to date, the compound is following the expected pharmacokinetic and safety profile. EpiCept expects to initiate a second Phase I efficacy trial with EPC2407 as a combination therapy in the second half of this year in patients with well vascularized solid tumors. EpiCept intends to choose a vascularized solid tumor target for Phase II trials within 12-18 months.

>> Azixa(TM) - a compound discovered by EpiCept and licensed to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement. Myriad has announced that it has seen evidence of anti-cancer activity in patients with primary glioblastoma as well as in patients with brain tumors metastatic from testicular cancer, thymus cancer, non-small cell lung cancer, melanoma and breast cancer. Myriad has also announced that Azixa is being evaluated in two Phase II human clinical trials, one in patients with primary brain cancer and the other in melanoma that has spread to the brain.



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



FINANCIAL AND OPERATING HIGHLIGHTS

REVENUES

For the three months ended March 31, 2007, EpiCept reported total revenue of $0.2 million. The Company recognized deferred revenue of approximately $0.2 million from the upfront licensing fees and milestone payments received from Endo and DURECT and royalties with respect to acquired Maxim technology.

GENERAL AND ADMINISTRATIVE (G&A) EXPENSE

The Company's G&A expense decreased by $2.4 million from $5.7 million for the first quarter of 2006 to $3.3 million for the first quarter of 2007. The 2007 first quarter stock-based compensation expense amounted to $0.5 million, a decrease of $1.8 million from the 2006 first quarter. In addition the Company incurred lower rent, legal, accounting, investor relations and insurance costs totaling $0.4 million for the three months ended March 31, 2007 as compared to the same period in 2006.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE

R&D expense of $3.7 million for the three months ended March 31, 2007 was unchanged from the three months ended March 31, 2006. During the first quarter of 2007, EpiCept's clinical activity increased significantly as the Company completed preparations for the NP-1 clinical trials, two of which commenced in April, and continued its Phase I clinical trial of EPC2407. Consulting expenses also increased significantly as the Company reviewed the Day 80 report and the Day 120 List of Questions related to the Ceplene MAA, and commenced preparation of its response to the EMEA. Discovery activities increased as the Company continued studying promising compounds that induce apoptosis. Stock-based compensation, patent and depreciation expenses declined by $0.3 million in the first quarter of 2007 compared with 2006.

CONFERENCE CALL INFORMATION
EpiCept will hold a conference call to discuss this announcement and answer questions Friday, May 11, 2007 beginning at 8:30 a.m. Eastern time. To participate in the live call please dial (888) 200-7988 from the U.S. or Canada, or (973) 935-8761 from international locations (please reference access code 8789296). The conference call will also be broadcast live on the Internet and may be accessed at http://www.epicept.com. The webcast will be archived for 90 days.

A telephone replay of the call will be available for seven days by dialing (877) 519-4471 from the U.S. and Canada, or (973) 341-3080 from international locations (please reference reservation number 8789296).

ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.





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



FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Myriad's development of Azixa will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 will not be successful, that NP-1 will not receive regulatory approval or achieve significant commercial success, the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; ; risks associated with our ability to have our common stock readmitted to trading on The Nasdaq Global Market; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

*Azixa is a registered trademark of Myriad Genetics, Inc.

SELECTED FINANCIAL INFORMATION FOLLOWS:

EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA
                                                      MARCH 31,    DECEMBER 31,
                                                        2007          2006
                                                      --------      --------
                                                            (IN $000s)
Cash and cash equivalents                             $  6,567      $ 14,097
Property and equipment, net                              1,130         1,316
Total assets                                            10,544        18,426

Accounts payable and other accrued
liabilities                                              6,065         5,925
Deferred Revenue                                         6,986         7,121
Notes and loans payable                                 11,930        12,805
Total stockholders' deficit                            (15,751)       (9,373)
Total liabilities and stockholders' deficit             10,544        18,426


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

EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF
OPERATIONS DATA
                                                      FOR THREE MONTHS ENDED
                                                     MARCH 31,       MARCH 31
                                                       2007            2006
                                                   ------------    ------------
                                                  (IN $000S EXCEPT SHARE AND PER
                                                            SHARE DATA)

REVENUE                                            $        159    $        295
                                                   ------------    ------------
OPERATING EXPENSES:
General and administrative                                3,294           5,691
Research and development                                  3,732           3,682
Acquired in-process research and development               --            33,715
                                                   ------------    ------------
     Total operating expenses                             7,026          43,088
                                                   ------------    ------------
     Loss from operations                                (6,867)        (42,792)
                                                   ------------    ------------
OTHER INCOME (EXPENSE):
Interest income                                              46             100
Foreign exchange gain                                        45              10
Interest expense                                           (616)         (4,937)
Change in value of warrants and derivatives                (278)             (7)
                                                   ------------    ------------
     Other income (expense), net                           (803)         (4,834)
                                                   ------------    ------------
NET LOSS BEFORE INCOME TAXES                             (7,670)        (47,626)

Income taxes                                                 (4)           --
                                                   ------------    ------------
NET LOSS                                                 (7,674)        (47,626)
Deemed dividends and redeemable convertible
 preferred stock dividends                                 --            (8,964)
                                                   ------------    ------------
     LOSS ATTRIBUTABLE TO COMMON
 STOCKHOLDERS                                      $     (7,674)   $    (56,590)
                                                   ============    ============
Basic and diluted loss per common share            $      (0.24)   $      (2.59)
                                                   ============    ============
Weighted average common shares outstanding           32,395,366      21,821,893
                                                   ============    ============


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENTS OF CASH
FLOWS

                                                         FOR THREE MONTHS ENDED
                                                         MARCH 31,     MARCH 31,
                                                           2007          2006
                                                         --------      --------
                                                               (in $000s)

Net cash used in operating activities                      (5,740)       (7,018)
Net cash (used in) provided by investing
activities                                                   (127)        7,770
Net cash (used in) provided by financing
activities                                                 (1,663)       10,346
Effect of exchange rate changes on cash                        (0)            7
                                                         --------      --------
Net (decrease) increase in cash and cash
equivalents                                                (7,530)       11,105
Cash and cash equivalents at beginning of
period                                                     14,097           403
                                                         --------      --------
Cash and cash equivalents at end of period               $  6,567      $ 11,508
                                                         ========      ========

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EPCT-GEN





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